Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Three and Six Months Ended September 30, 2012

PHILADELPHIA--(BUSINESS WIRE)--October 23, 2012--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the three and six months ended September 30, 2012. As previously announced, the Company sold the Halloween portion of its Paper Magic Group, Inc. (“PMG”) business during the second quarter of fiscal 2013. Under the terms of the Purchase agreement, PMG will remain responsible for the manufacture, sale and distribution of all PMG Halloween products for the Halloween 2012 season.

Sales for the second quarter of fiscal 2013 decreased 4.5% to $133,485,000 from $139,725,000 in the second quarter of fiscal 2012. Income from continuing operations before income taxes for the second quarter of fiscal 2013 was $12,259,000, compared to $16,304,000 in the second quarter of fiscal 2012. Income from continuing operations for the second quarter of fiscal 2013 was $6,840,000, or $0.71 per diluted share, versus $10,314,000, or $1.06 per diluted share, in the second quarter of the prior fiscal year. Net income for the second quarter of fiscal 2013 was $6,921,000, or $0.72 per diluted share, versus $15,485,000, or $1.59 per diluted share, in the second quarter of fiscal 2012. As previously announced, during the second quarter of fiscal 2013, the Company incurred certain charges as a result of the sale of the Halloween portion of PMG that reduced the operating results for the three months ended September 30, 2012 as shown in the table below:

Second Quarter of Fiscal 2013	As Reported	Halloween Charges, net	Non GAAP Results
Income from continuing operations before income taxes	12,259,000	6,764,000	19,023,000
Income tax expense	5,419,000	1,532,000	6,951,000
Income from continuing operations	6,840,000	5,232,000	12,072,000
Diluted net income per common share - Continuing Operations	$0.71	$0.54	$1.25

Sales for the first six months of fiscal 2013 were flat at $194,552,000 as compared to $194,294,000 in the first six months of fiscal 2012. Income from continuing operations before income taxes for the first six months of fiscal 2013 was $10,926,000, also flat when compared to the $10,820,000 in the prior year. Income from continuing operations for the first six months of fiscal 2013 was $5,973,000, or $0.62 per diluted share, versus $6,867,000, or $0.70 per diluted share, in the first six months of fiscal 2012. Net income for the first six months of fiscal 2013 was $6,017,000, or $0.63 per diluted share, versus $7,916,000, or $0.81 per diluted share, in the first six months of the fiscal 2012. During the first six months of fiscal 2013, the Company incurred certain charges as a result of the sale of the Halloween portion of PMG that reduced the operating results for the six months ended September 30, 2012 as shown in the table below:

First Half of Fiscal 2013	As Reported Results	Halloween Charges, net	Non GAAP Results
Income from continuing operations before income taxes	10,926,000	6,764,000	17,690,000
Income tax expense	4,953,000	1,532,000	6,485,000
Income from continuing operations	5,973,000	5,232,000	11,205,000
Diluted net income per common share - Continuing Operations	$ 0.62	$ 0.54	$ 1.16

The Company’s highly seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

As previously announced in September 2012, the Company sold the Halloween portion of its PMG business to Gemmy Industries (HK) Limited (“Gemmy”). Under the terms of the purchase agreement, Gemmy acquired certain tangible and intangible assets associated with PMG’s Halloween business. As part of the transaction, PMG will remain responsible for the manufacture, sale and distribution of all PMG Halloween products (such as Halloween masks, costumes, make-up and novelties) for the Halloween 2012 season. As a result of this transaction, CSS incurred pre-tax charges, net of proceeds, of $6,764,000 during the second quarter of fiscal 2013, which costs primarily relate to cash expenditures for facility closures of $1,375,000, severance of $1,282,000, professional and other costs of $1,341,000, and non-cash asset write-downs of $2,336,000 (including $966,000 recorded in cost of sales) and goodwill reduction of $2,711,000. The charges were offset by proceeds of $2,281,000. In connection with the exit of the Halloween product line, a portion of the goodwill associated with the Paper Magic Group reporting unit is required to be allocated to the business being sold. This allocation is made on the basis of the fair value of the assets being sold relative to the overall fair value of the Paper Magic Group reporting unit. During the second quarter of fiscal 2013, we paid $787,000 of cash related to these expenses and we expect to pay the remaining cash expenditures in the third and fourth quarters of fiscal 2013.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the amount of cash expenditures and non-cash expenses the Company expects to incur in fiscal 2013 in connection with its sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013, including the risk that the cost of implementing the plan will exceed expectations, the risk that the expected benefits of the plan will not be realized and the risk that implementation of the plan will interfere with and aversely affect the Company’s operations, sales and financial performance; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2012 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three and six months ended September 30, 2012 and 2011 and consolidated condensed balance sheets as of September 30, 2012, March 31, 2012 and September 30, 2011 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

SALES	$133,485	$139,725	$194,552	$194,294

COSTS AND EXPENSES
Cost of sales	92,654	99,663	136,523	140,096
Selling, general and administrative expenses	22,854	23,528	41,424	43,087
Disposition of product line, net	5,798	-	5,798	-
Interest (income) expense, net	(14)	111	(67)	154
Other (income) expense, net	(66)	119	(52)	137
	121,226	123,421	183,626	183,474

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	12,259	16,304	10,926	10,820

INCOME TAX EXPENSE	5,419	5,990	4,953	3,953

INCOME FROM CONTINUING OPERATIONS	6,840	10,314	5,973	6,867

DISCONTINUED OPERATIONS, NET OF TAXES	81	5,171	44	1,049

NET INCOME	$6,921	$15,485	$6,017	$7,916

NET INCOME PER COMMON SHARE
Basic:
Continuing operations	$0.71	$1.06	$0.62	$0.71
Discontinued operations	$0.01	$0.53	$-	$0.11
Total	$0.72	$1.59	$0.63	$0.81

Diluted:
Continuing operations	$0.71	$1.06	$0.62	$0.70
Discontinued operations	$0.01	$0.53	$-	$0.11
Total	$0.72	$1.59	$0.63	$0.81

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,592	9,741	9,617	9,738
Diluted	9,621	9,747	9,620	9,743

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 30,	March 31,	September 30,
	2012	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,843	$66,135	$614
Accounts receivable, net	123,336	45,026	117,522
Inventories	85,177	71,671	91,342
Deferred income taxes	3,810	3,595	3,869
Other current assets	14,297	15,441	16,775
Current assets of discontinued operations	126	183	37,861

Total current assets	236,589	202,051	267,983

PROPERTY, PLANT AND EQUIPMENT, NET	28,281	29,582	30,950

DEFERRED INCOME TAXES	219	1,184	4,586

OTHER ASSETS
Goodwill	14,522	17,233	17,233
Intangible assets, net	28,860	29,689	30,553
Other	6,636	6,825	9,278

Total other assets	50,018	53,747	57,064

Total assets	$315,107	$286,564	$360,583

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term debt	$-	$-	$44,200
Accrued customer programs	7,620	3,298	6,801
Other current liabilities	57,378	33,069	54,055
Current liabilities of discontinued operations	724	2,390	9,385

Total current liabilities	65,722	38,757	114,441

LONG-TERM OBLIGATIONS	5,138	4,604	4,603

STOCKHOLDERS' EQUITY	244,247	243,203	241,539

Total liabilities and stockholders' equity	$315,107	$286,564	$360,583

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

Reconciliation and computation of income from continuing operations before income taxes, income from continuing operations and diluted income per share:

	Three Months Ended September 30, 2012
	Income from			Diluted
	Continuing			Income Per
	Operations		Income from	Share,
	Before Income	Income Tax	Continuing	Continuing
	Taxes	Expense	Operations	Operations

As Reported	$12,259	$5,419	$6,840	$0.71
Included in cost of sales	966	354	612	0.06
Included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	19,023	6,951	12,072	1.25

	Six Months Ended September 30, 2012
	Income from			Diluted
	Continuing			Income Per
	Operations		Income from	Share,
	Before Income	Income Tax	Continuing	Continuing
	Taxes	Expense	Operations	Operations

As Reported	$10,926	$4,953	$5,973	$0.62
Included in cost of sales	966	354	612	0.06
Included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	17,690	6,485	11,205	1.16

Management believes that presentation of results of operations adjusted for the affects of the disposition of the Halloween product line provides useful information to investors with respect to the Company’s operating results for the three- and six months ended September 30, 2012 because it enhances comparability between the reporting periods.

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-569-9900